PROMISSORY NOTE


Date of Note:  March 28, 1998

Note Amount:   $90,000,000.00

     FOR VALUE RECEIVED, the undersigned, as maker (the "Maker"), hereby promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Payee"), on or before April 1, 2001, at its office located at 60 Wall Street, l8th Floor, New York, New York 10260 or to such other location or account as Payee shall specify to Maker from time to time, in federal or other immediately available funds in lawful money of the United States, the principal amount of NINETY MILLION AND NO/100 DOLLARS ($90,000,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by Payee to the Maker pursuant to the Revolving Credit Agreement dated as of even date herewith (such agreement as it may from time to time be amended, modified or supplemented being the "Loan Agreement") between Maker and Payee, and as recorded by Payee on the schedule attached to this Note and by specific reference made a part thereof (the "Schedule"). The amounts of principal indicated by said Schedule as outstanding or accrued and unpaid, as the case may be, shall constitute rebuttable presumptive evidence of the principal outstanding and the accrued and unpaid interest on the Advances; provided, that any failure or error on the part of Payee in recording any Advance on such Schedule shall not limit the obligation of Maker to pay all principal of and interest and other amounts accruing on the Loan. Up to $10,000,000 of the principal amount evidenced hereby may be repaid and subsequently readvanced in accordance with the terms of the Loan Agreement.

SECTION 1  DEFINITIONS

          As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Note shall include in the singular number the plural and in the plural number the singular. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Mortgages or the Loan Agreement.

     "Adjusted LIBOR" means, at any date of determination, the quotient of
(i) the LIBO Rate then in effect divided by (ii) the difference between (A) 1.0, minus (B) the reserve percentage (expressed as a decimal) applicable during such Interest Accrual Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Accrual Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board for determining the maximum reserve requirement (including, any emergency, supplemental or other marginal reserve requirement) of Payee with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as such term is defined in Regulation D of the Board) having a term equal to such Interest Accrual Period.

     "Base Rate" means, for any day the Federal Funds Rate for such day plus 2.50%.

     "Board" means the Board of Governors of the Federal Reserve System, and any successor thereof.

     "Business Day" means any a Business Day as defined in the Mortgages, and when used in the context of an Advance bearing interest at the LIBO Rate, is also a day of trading by and between banks in the London interbank market.

     "Capital Adequacy Rule" means any law, rule or regulation regarding capital adequacy, or any interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency.

     "Dollar" and the sign "$" means lawful money of the United States of America.

     "Federal Funds Rate" means, for any date, the rate set forth in the weekly statistical release designated as H.15(519) or any successor publication, published by the Board for such day opposite the caption "Federal Funds Effective". If on the relevant day such rate is not yet so published, the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either of the foregoing publications, the rate for such day will be the arithmetic mean (rounded upwards if necessary, to the nearest 1/l00th of one percent) of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York City time) on that day by three leading brokers or dealers of Federal Funds transactions in New York City, selected by Payee.

     "Interest Accrual Period" means each one-month period commencing on the first day of each calendar month and ending on the last day of such calendar month; provided that, if any Borrowing is made on a day other than the first day of a calendar month, then the first Interest Accrual Period with respect to such Borrowing shall be deemed to have begun on the date of such Borrowing and shall end on the last day of the calendar month in which such Borrowing was made. Notwithstanding the foregoing, with respect to any Advance (a) if any Interest Accrual Period would otherwise commence before and end after the applicable Maturity Date, such Interest Accrual Period shall end on such Maturity Date; and (b) each Interest Accrual Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding day which is a Business Day (or if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Accrual Period shall end on the next preceding Business Day) and the first day of the next succeeding Interest Accrual Period shall be adjusted to fall on the last day of such preceding Interest Accrual Period.

     "LIBOR Lending Office" means the office of Payee located at Nassau, Bahamas or such other branch (or Affiliate) of Payee as Payee may designate as its LIBOR Lending Office.

     "LIBO Rate" means the rate per annum at which deposits in Dollars appear with respect to the applicable Interest Accrual Period on the Telerate Page 3750 (or any successor page), in each case as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Accrual Period, or if such rate is not available, then the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates quoted to Payee in the London Interbank market at or about 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Accrual Period for the offering to Payee of Dollar deposits for such Interest Accrual Period in an amount approximately equal to the aggregate amount of all Advances to be outstanding on the first day of such Interest Accrual Period and with a maturity equal to such Interest Accrual Period.

     "Maturity Date" shall mean April 1, 2001.

     "Mortgages" shall mean collectively any mortgages, deeds to secure debt, deeds of trust or other similar security instruments now or hereafter delivered to Payee pursuant to the terms of the Loan Agreement as security for this Note and the Loan Agreement.

     "Parent" means, with respect to Payee, any Person controlling Payee.


SECTION 2   INTEREST, PAYMENTS, ETC.

     Section 2.1    Interest.

          2.1.1 Maker shall pay interest (computed on the basis of the actual number of days elapsed in a year of 360 days) on the outstanding principal amount of each Advance from the date of the making of such Advance until the principal amount thereof shall be paid in full, at a rate per annum equal to Adjusted LIBOR, plus two and 50/100 percent (2.50%).

          2.1.2 Except as otherwise provided in Section 2.1.3., interest on all Advances shall be payable monthly in arrears on (i) the first day of the next succeeding Interest Accrual Period for such Loan, (ii) upon repayment of any Advance or any portion thereof (whether scheduled or otherwise), and (iii) on the Maturity Date.

          2.1.3 If Maker shall default in the payment of the principal of or interest on the Loan or any fee, charge or other amount due and payable hereunder or under any of the other Loan Documents beyond any applicable notice or grace period, Maker shall on demand pay interest on such overdue principal amount and, to the extent permitted by applicable law, on such overdue interest and any other overdue amount, at the Default Rate, accruing from the date such payment was due until such amount is paid in full (after as well as before judgment).

          2.1.4 Payee shall determine the LIBO Rate, Base Rate, and Federal Funds Rate as in effect from time to time, and each such determination of the LIBO Rate, Base Rate and Federal Funds Rate shall be conclusive and binding absent manifest error.

     Section 2.2    Payments.

          2.2.1 Maker shall repay the unpaid principal amount of the Loan on the Maturity Date.

          2.2.2     Any prepayment of any Advance shall be governed by
Section 15.01 of the Mortgages and Article V of the Loan Agreement. In addition thereto, any such prepayment of any Advance permitted by Payee hereunder shall be accompanied by the payment of any costs, loss or expenses incurred by Payee in connection with such prepayment as provided in Section
2.4. Any amounts so prepaid may (a), to the extent of $10,000,000, be reborrowed by Maker on or prior to the Expiration Date in accordance with the terms and conditions of the Loan Agreement and (b) be applied in such order of priority as Payee shall determine in its sole discretion.

     Section 2.3    Funds; Manner of Payment; Taxes.

          2.3.1 Each payment of principal of and interest on the Loan, and each payment on account of any other fees, charges or other amounts payable under this Note or under any of the other Loan Documents shall be paid by Maker, without set-off or counterclaim, by wire transfer to Payee at its office set forth in the preamble hereof or to such other location or account as Payee may specify to Maker from time to time, in Federal or other immediately available funds in lawful money of the United States of America, not later than 12:00 Noon, New York City time, on the date on which any such payment is payable. If any payment hereunder or under any of the other Loan Documents becomes due and payable on a day (the "Due Date") other than a Business Day, such payment shall not be payable until the next succeeding Business Day, provided, however, if such next succeeding Business Day falls within the next calendar month, such payment shall be due and payable on the immediately preceding Business Day. If the date for any payments of principal is extended on account of the foregoing or on account of operation of law or otherwise, interest thereon shall be payable at the then applicable rate during such extension.

          2.3.2 All payments made by Maker under this Note and any of the Loan Documents shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Additional Taxes"). If any Additional Taxes are required to be withheld from any amounts payable to Payee hereunder or under any of the other Loan Documents, the amounts so payable to Payee shall be increased to the extent necessary to yield to Payee (after payment of all Additional Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note.

     Section 2.4 Indemnity. Maker agrees to indemnify Payee and to hold it harmless from any cost, loss or expense which Payee may sustain or incur as a consequence of (a) Maker making a payment or prepayment of principal on any Loan on a day which is not the first day of an Interest Accrual Period with respect thereto, (b) any failure by Maker to borrow an Advance hereunder after a Borrowing Request has been given pursuant to this Note, (c) default by Maker in making any prepayment after Maker has given a notice of prepayment, and (d) any acceleration of the maturity of the Loan by Payee in accordance with the terms of this Note, including, but not limited to, any such reasonable cost, loss or expense arising in liquidating the Loan and from interest or fees payable by Payee to lenders of funds obtained by it in order to maintain the Loan hereunder.

     Section 2.5    Increased Cost and Reduced Return.

          2.5.1 If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Payee (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board (but excluding with respect to any such requirement reflected in the then effective LIBO Rate)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Payee (or its LIBOR Lending Office) or shall impose on Payee (or its LIBOR Lending Office) or on the London interbank market any other condition affecting any Advance bearing interest at the LIBO Rate, and the result of any of the foregoing is to increase the cost to Payee (or its LIBOR Lending Office) of making or maintaining any Advance at the LIBO Rate, or to reduce the amount of any sum received or receivable by Payee (or its LIBOR Lending Office) under this Note, by an amount deemed by Payee to be material, then, within sixty (60) days after demand by Payee, Maker shall pay to Payee such additional amount or amounts as will compensate Payee for such increased cost or reduction.

          2.5.2 If Payee shall have determined that, after the date hereof, the adoption of any Capital Adequacy Rule has or would have the effect of reducing the rate of return on capital of Payee (or its Parent) as a consequence of Payee's obligations hereunder to a level below that which Payee (or its Parent) could have achieved but for such adoption (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Payee to be material, then from time to time, within fifteen (15) days after demand by Payee, Maker shall pay to Payee such additional amount or amounts as will compensate Payee (or its Parent) for such reduction.

          2.5.3 Payee will promptly notify Maker of any event of which it has knowledge, occurring after the date hereof, which will entitle Payee to compensation pursuant to this Section 2.5 and will designate a different LIBOR Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of Payee, be otherwise disadvantageous to Payee. A certificate of Payee claiming compensation under either Section 2.5.1 or 2.5.2 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that any certificate delivered by Payee pursuant to this Section 2.5.3 shall (i) in the case of a certificate in respect of amounts payable pursuant to Section 2.5.1, set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to Section 2.5.2, (A) set forth at least the same amount of detail in respect of the calculation of such amount as Payee provides in similar circumstances to other similarly situated borrowers from Payee, and (B) include a statement by Payee that it has allocated to the Commitment or outstanding Loan a proportionately equal amount of any reduction of the rate of return on Payee's capital due to a Capital Adequacy Rule as it has allocated to each of its other commitments to lend or to each of its other outstanding loans that are affected similarly by such Capital Adequacy Rule.

     Section 2.6 Deposits Unavailable. In the event, and on each occasion, that (i) Payee shall have reasonably determined that dollar deposits in the principal amounts of the Loan are not generally available to Payee in the London interbank market, for such periods and amounts then outstanding hereunder or that reasonable means do not exist for ascertaining the LIBO Rate, or (ii) Payee reasonably determines that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Payee of making or maintaining the Loan at the LIBO Rate during such month, Payee shall, as soon as practicable thereafter, give written notice of such determination to Maker. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, the Loan shall bear interest at the Base Rate. After an Event of Default, interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to the Default Rate.

     Section 2.7 Illegality. If, on or after the date of this Note, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Payee (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Payee (or its LIBOR Lending Office) to make, maintain or fund the Loan or any portion thereof at the LIBO Rate, Payee shall forthwith give notice thereof to Maker, whereupon until Payee notifies Maker that the circumstances giving rise to such suspension no longer exist, the obligation of Payee to make Advances at the LIBO Rate shall be suspended. Before giving any notice to Maker pursuant to this Section 2.7, Payee shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of Payee, be otherwise disadvantageous to Payee. If Payee shall reasonably determine that it may not lawfully continue to maintain and fund any outstanding Advance at the LIBO Rate to maturity and shall so specify in such notice, Maker shall immediately prepay in full the then outstanding principal amount of each such Advance, together with accrued interest thereon. Concurrently with prepaying each such Advance, Maker shall borrow an Advance which shall accrue interest at the Base Rate in an equal principal amount from Payee for an Interest Accrual Period coincident with the remaining term of the Interest Accrual Period applicable to such Advance repaid, and Payee shall make such an Advance accruing interest at the Base Rate.


SECTION 3      DEFAULTS

     Section 3.1.   Events of Default.

     This Note is secured by, among other things, the Mortgages which specify various Events of Default, upon the happening of which all or portions of the sums owing under this Note may be declared immediately due and payable as more specifically provided therein. Any Event of Default under any Mortgage or any one or more of the other Loan Documents shall be an Event of Default hereunder. To the extent that Maker makes a payment or Payee receives any payment or proceeds for Maker's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Payee.

     Section 3.2.   Remedies.

     If an Event of Default shall occur hereunder or under any other Loan Document, in addition to all other remedies available to Payee under the Mortgages, the other Loan Documents at law or in equity, interest on the Principal Amount and, to the extent permitted by applicable law, all accrued but unpaid interest on the Principal Amount shall, commencing on the date of the occurrence of such Event of Default, at the option of Payee, immediately and without notice to Maker, accrue interest at the Default Rate until such Event of Default is cured. The foregoing provision shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Mortgages, or any other instrument evidencing or securing the Loan, nor shall it be construed to limit in any way the application of the Default Rate. If there is more than one Maker of this Note, the undersigned parties shall each be jointly and severally liable to pay the entire Loan Amount and all other sums becoming due hereunder or under the other Loan Documents.

SECTION 4       MISCELLANEOUS

     Section 4.1.   Further Assurances.

     Maker shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Payee all documents, and take all actions, reasonably required by Payee from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Maker intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Maker's obligations under this Note.

     Section 4.2.   Modification, Waiver in Writing.

     No modification, amendment, extension, discharge, termination or waiver (a "Modification") of any provision of this Note, the Mortgages or any one or more of the other Loan Documents, nor consent to any departure by Maker therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances. Payee does not hereby agree to, nor does Payee hereby commit itself to, enter into any Modification. However, in the event Payee does ever agree to a Modification, such Modification shall only be upon the terms and conditions set forth in the Mortgages.

     Section 4.3.   Costs of Collection.

     Maker agrees to pay all costs and expenses of collection incurred by Payee, in addition to principal, interest and late or delinquency charges (including, without limitation, reasonable attorneys' fees and disbursements) and including all costs and expenses incurred in connection with the pursuit by Payee of any of its rights or remedies referred to in Section 3 hereof or its rights or remedies referred to in any of the Loan Documents or the protection of or realization of collateral or in connection with any of Payee's collection efforts, whether or not suit on this Note, on any of the other Loan Documents or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand, together with interest at the Default Rate thereon, and also shall be secured by the Mortgages and all other collateral at any time held by Payee as security for Maker's obligations to Payee.

     Section 4.4.   Maximum Amount.

          4.4.1 It is the intention of Maker and Payee to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Maker and Payee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Payee as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the Debt, or in any other document evidencing, securing or pertaining to the Debt, exceed the maximum amount permissible under applicable usury or such other laws (the "Maximum Amount"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the Maximum Amount, then ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder, in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Debt, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of all of the Debt, so that the actual rate of interest on account of the Debt is uniform through the term hereof. The terms and provisions of this Section 4.4 shall control and supersede every other provision of all agreements between Maker or any endorser and Payee.

          4.4.2 If under any circumstances Payee shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the Loan Amount owing hereunder and any other obligation of Maker in favor of Payee, and shall be so applied in accordance with Section 2.2 hereof, or if such excessive interest exceeds the unpaid balance of the Loan Amount and any other obligation of Maker in favor of Payee, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Maker.


     Section 4.5.   Waivers.

     Maker hereby expressly and unconditionally waives presentment, demand, protest, notice of protest or notice of any kind, including, without limitation, any notice of intention to accelerate and notice of acceleration, except as expressly provided herein, and in connection with any suit, action or proceeding brought by Payee on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Payee on this Note and cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.


     Section 4.6.   Governing Law.

          (a) This Note was negotiated in New York, and made by Maker and accepted by Payee in the State of New York, and the proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance. This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection, and enforcement of the liens and security interests created pursuant to any Mortgage and pursuant to the other Loan Documents shall be governed by and construed according to the law of the State in which the applicable Mortgaged Property is located, it being understood that, to the fullest extent permitted by law of such State, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents, and the Debt or obligations arising hereunder or thereunder. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note and this Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

          (b) Any legal suit, action or proceeding against Maker or Payee arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Maker does hereby designate and appoint CT Corporation System, 1633 Broadway, New York, New York 10019 as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service of Maker mailed or delivered to Maker in the manner provided in the Mortgages, shall be deemed in every respect effective service of process upon Maker, in any such suit, action or proceeding in the State of New York. Maker (i) shall give prompt notice to the Payee of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

     Section 4.7.   Headings.

     The Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

     Section 4.8.   Assignment; Participations.

     (a) Subject to Section 8.09 of the Loan Agreement, Payee shall have the right to transfer, sell and assign this Note, the Mortgages and/or any of the other Loan Documents, and the obligations hereunder, to any Person. All references to "Payee" hereunder shall be deemed to include the assigns of the Payee.

     (b) Payee may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in the Loans. In the event of any such grant by the Payee of a participating interest to a Participant, whether or not upon notice to the Maker, the Payee shall remain responsible for the performance of its obligations hereunder and under the other Loan Documents, and the Maker shall continue to deal solely and directly with the Payee in connection with the Payee's rights and obligations under this Note and the other Loan Documents. Any agreement pursuant to which the Payee may grant such a participating interest shall provide that the Payee shall retain the sole right and responsibility to enforce the obligations of the Maker hereunder and under the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Note or the other Loan Documents; provided that such participation agreement may provide that (i) the Payee will not agree to any modification, amendment or waiver of this Note or any other Loan Document (a) which increases or decreases the Loan Amount, (b) reduces the principal of or rate of interest on the Loan or fees hereunder or under any Loan Document, (c) postpones the date fixed for any payment of principal of or interest on the Loan or any fees hereunder or under any Loan Document, (d) modifies the 75% LTV Ratio requirement or (e) otherwise materially affects the rights of the Participant without the consent of the Participant and (ii) the Participant may commence servicing the Loan upon the occurrence of an Event of Default. Maker agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.4, 2.5 and 2.6 hereof as well any indemnification or similar provision contained in this Note or any other Loan Document with respect to its participating interest. Payee shall have the right to deliver from time to time to any Participant or prospective Participant copies of all financial and other information in the possession of Payee with respect to the Loan, the Maker, any guarantor or any other related person or entity, all of which information may be retained by such Participant and/or prospective Participant.

     Section 4.9.   Severability.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Section 4.10.  Joint and Several.

     In the event there is more than one Maker, the obligations and liabilities of each Maker hereunder shall be joint and several.

     Section 4.11.  Limitation on Liability

     (a) Notwithstanding anything herein or in any other Loan Documents to the contrary, but subject to the qualifications below, Payee and Maker agree that:

          (i) Maker shall be liable upon the Debt and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the collateral now or hereafter securing the Debt and such other obligations; provided, however, that in the event of (A) Maker's breach or default under Sections 2.02(g) or 9.02 of any of the Mortgages, or (B) any of the Mortgaged Properties or any part thereof become an asset in a voluntary bankruptcy or insolvency proceeding, the limitation on recourse set forth in this Section 4.11 will be null and void and completely inapplicable, and this Note shall be with full recourse to Maker;

          (ii) If a default occurs in the timely and proper payment of all or any part of the Debt, Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Maker, except that Payee may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Payee to enforce and realize upon the Mortgages, the other Loan Documents and the interest in the Mortgaged Properties, the Rents and any other collateral given to Payee; provided, however, that any judgment in any action or proceeding shall be enforceable against Maker only to the extent of Maker's interest in the Mortgaged Properties, in the Rents and in such other collateral given to Payee. Payee, by accepting this Note and the Mortgages, agrees that it shall not, except as otherwise herein provided, sue for, seek or demand any deficiency judgment against Maker in any action or proceeding, under or by reason of or under or in connection with this Note, the other Loan Documents or the Mortgages.

          (iii) The provisions of this Section 4.11 shall not (A) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the other Loan Documents or the Mortgages; (B) impair the right of Payee to name Maker as a party defendant in any action or suit for judicial foreclosure and sale under the Mortgages; (C) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Mortgages, or the other Loan Documents; (D) impair the right of Payee to obtain the appointment of a receiver; (E) impair the enforcement of the Assignments executed in connection herewith; (F) impair the right of Payee to enforce the provisions of Article XII or Section 16.02 of the Mortgages; or (G) impair the right of Payee to obtain a deficiency judgment or judgment on this Note against Maker if necessary to obtain any insurance proceeds or condemnation awards to which Payee would otherwise be entitled under the Mortgages; provided, however, Payee shall only enforce such judgment against the insurance proceeds and/or condemnation awards.

          (iv) Notwithstanding the provisions of this Section to the contrary, Maker shall be personally liable to Payee for any losses it incurs due to: (A) the misapplication or misappropriation of Rents contrary to the provisions of any of the Loan Documents; (B) the misapplication or misappropriation of insurance proceeds or condemnation awards contrary to the provisions of the Mortgages; (C) Maker's failure to return or to reimburse Payee for all Personal Property taken from any of the Mortgaged Properties by or on behalf of Maker and not replaced with Personal Property of the same utility and of the same or greater value; (D) any act of actual waste or arson by Maker, any principal, affiliate, general partner or member thereof or by any Guarantor; (E) any fees or commissions paid by Maker to any principal, affiliate, general partner or member of Maker, or any Guarantor in violation of the terms of this Note, the Mortgages or the other Loan Documents; (F) Maker's failure to comply with the provisions of Article XII and Article XVI of the Mortgages; (G) the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of the Mortgages, or the priority thereof, against the Mortgaged Properties; (H) fraud, willful misconduct or material misrepresentation by Maker, the General Partner, or any of their respective officers, directors, managers, members or shareholders; (I) Maker's breach or default under
Section 9.01 of any of the Mortgages or (J) any claims, actions, or proceedings initiated by Maker, any principal, affiliate, general partner or member thereof or by any Guarantor alleging that the relationship of Maker and Payee is that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor.

     (b) Nothing herein shall be deemed to be a waiver of any right which Payee may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt, owing to Payee in accordance with this Note, the Mortgages and the other Loan Documents.

     IN WITNESS WHEREOF, this Note has been duly executed by the Maker the day and year first written above.


                              SAFEGUARD CAPITAL FUND, L.P., a
                              Delaware limited partnership

                              By:  Safeguard Equity Group, L.L.C., a
                                   limited liability company,
                                   Its General Partner

                                   By:  Safeguard Holdings, L.L.C., a
                                        limited liability company,
                                        Its Manager


                                        By:  /s/  Bruce C. Roch, Jr.
                                             --------------------------
                                        Name:  Bruce C. Roch, Jr.
                                               ------------------------
                                        Title: Manager
                                               ------------------------

                                  SCHEDULE



                    Principal
Date                Amount of Loan           Principal Repaid
----                --------------           ----------------